UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2009

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
10000 Alliance Road, Cincinnati, Ohio		45242
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                                                                                                               (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. – Entry into a Material Definitive Agreement.

On March 18, 2009, the Registrant entered into an Amendment to Credit Agreement with PNC Bank, National Association and The Fifth Third Bank (the “Amendment”) which renews the obligations of the parties to the Credit Agreement. Under the Amendment, a 364-Day facility in the amount of $10,000,000 is extended and certain fees and interest rates are adjusted on terms described in the exhibit identified below, filed herewith and incorporated by reference herein. The Amendment does not change any of the terms of the Registrant’s $30,000,000 line of credit which remains in place for a two year term.

Item 2.03. - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above is incorporated by reference herein as if fully set forth herein.

Item 9.01 – Financial Statements and Exhibits.

(d)       Exhibits.

    10.1           Amendment to Credit Agreement dated March 18, 2009 among the Registrant, PNC Bank, National Association, in its capacity as syndication agent and administrative agent, PNC Bank, National Association, in its capacity as lender and The Fifth Third Bank.

    10.2           Amended and Restated 364 Day Notes executed by Registrant in favor of PNC Bank, National Association and Fifth Third Bank dated March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.
March 18, 2009	/s/Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)